Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of Sonoma Pharmaceuticals, Inc. on Form S-8 related to the 2016 Equity Plan and 2024 Equity Plan of our report dated June 17, 2025, with respect to our audit of the consolidated financial statements of Sonoma Pharmaceuticals, Inc. and Subsidiaries as of March 31, 2025 and 2024 and for the years then ended, which report is included in this Annual Report on Form 10-K.

/s/ Frazier & Deeter, LLC

Nashville, Tennessee

June 17, 2025